EXHIBIT 99.3

News Release

Investor Contact	Media Contact
Ed Wilhelm	Anne Roman
(734) 477-4245	(734) 477-1392

Borders Group Posts Q3 EPS Of $0.01 On 7.7% Sales Gain;
Company Initiates Quarterly Dividend

Q4 EPS Guidance Represents 10% to 14% Increase Over LY

Ann Arbor, Mich., Nov. 20, 2003--Borders Group Inc. (NYSE: BGP) today reported results for the fiscal third quarter of 2003, which ended Oct. 26. Consolidated earnings per share for the period were $0.01, which is $0.03 above the same period last year and $0.01 above the high end of the company's previous EPS guidance range of a $0.02 loss to breakeven issued Aug. 21. At $807.9 million, third quarter consolidated sales were up 7.7 % over 2002.

Borders Group also announced that the company’s Board of Directors has declared its first-ever cash dividend. The first quarterly dividend of $0.08 per share on Borders Group common stock is payable Jan. 28, 2004 to shareholders of record at the close of business Jan. 7, 2004. The company intends to pay regular quarterly dividends going forward subject to Board approval.

“Throughout the third quarter, we saw comparable store sales improve month by month. These trends support our projections that this holiday season will be an improvement over last year,” said Borders Group Chief Executive Officer Greg Josefowicz. With regard to the initiation of a dividend, Josefowicz said “The Board’s decision to institute a quarterly dividend is a sign of confidence in the long term future of Borders Group. We are pleased that our ongoing healthy cash position and strong balance sheet will allow our company to continue to invest capital in our growth, and at the same time, deliver returns to our shareholders.”

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Borders Group Q3--2

Consolidated Results

Borders Group achieved consolidated sales of $807.9 million for the third quarter, an increase of 7.7% over the prior year. For the third quarter, the company reports that net income increased to $0.5 million, compared to a net loss of $1.8 million for the same period in 2002. Third quarter results included a net after-tax gain of $0.6 million resulting from insurance recoveries related to the loss of the company’s World Trade Center store offset by costs for Waldenbooks store closures. Gross margin as a percent of sales declined slightly in the third quarter to 25.5% from 25.7% due to increased bestseller discounts and planned promotional activity. SG&A as a percent of sales decreased to 24.9% from 25.2% in the third quarter as a result of disciplined cost control and sales leverage across all business segments. The company’s balance sheet remains strong. Inventory productivity improved as the company’s investment in inventory increased 2.8% compared to the same period in 2002, while consolidated sales increased by 7.7% and total square footage increased 7.9% for the quarter.

Borders Superstores

Borders Group opened 16 new Borders stores in the U.S. during the third quarter, ending the period with 436 total domestic locations. Third quarter sales at Borders superstores were $551.7 million, an increase of 7.8% over the same period in 2002. Comparable store sales for Borders increased 1.5% for the third quarter driven primarily by solid book sales and continued strong performance in DVD and Gifts and Stationery. Music sales remained in decline for the quarter, but improved in October due to stronger new releases. Net income in the Borders segment for the third quarter increased by 17.5% to $7.4 million from $6.3 million a year ago.

International

During the third quarter, the company opened two new overseas Borders locations, ending the period with a total of 37 international Borders stores and 36 Books etc. stores. Total International segment sales for the third quarter were $94.7 million — a 29.0% increase over last year — which benefited, in part, from a weaker U.S. dollar. For the quarter, EBITDA (see “Segment Financial Information” attached) increased to $3.9 million compared to $1.3 million a year ago. The net loss declined 41.7% to $2.1 million due primarily to increased sales and disciplined cost management.

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Borders Group Q3--3

Waldenbooks

Waldenbooks generated third quarter sales of $161.5 million, down slightly from a year ago, attributable to store closings. Comparable store sales at Waldenbooks increased 1.3% for the third quarter due to stronger book sales. Net income for the period was $0.7 million compared to a net loss of $0.8 million a year ago. Borders Group closed nine under-performing Waldenbooks stores in the third quarter, ending the period with 750 locations.

Outlook

Borders Group expects fourth quarter consolidated earnings to range from $1.45 to $1.50 per share, a 10% to 14% increase over the $1.32 per share in the same period last year. Comparable store sales for the fourth quarter are expected to be flat at both Borders and Waldenbooks. Total sales in the International segment are expected to increase by approximately 25% in the fourth quarter. As previously stated, the company anticipates consolidated earnings to range from $1.45 to $1.50 per share for the full year.

Borders Group will issue a post-holiday sales and earnings guidance update in mid-January, 2004.

About Borders Group

Headquartered in Ann Arbor, Mich., Borders Group is a leading global retailer of books, music and movies with more than 1,200 stores and over 32,000 employees worldwide. More detailed information on the company is available at www.bordersgroupinc.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projections,” “expects,” “continuing,” “planning,” “guidance,” “will,” “may,” “potential,” “likely,” “intends,” “anticipates,” “estimates, “leading,” “institute” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial performance (including sales and earnings guidance) and its intentions with respect to dividend payments.

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Borders Group Q3--4

These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements. These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, weather, and other factors; changes in accounting rules; asset impairments relating to under-performing stores or other unusual items; an unexpected increase in competition; the timing and amount of insurance recoveries relating to the former Borders store at the World Trade Center; uninsured losses from risks such as terrorism, earthquakes, or floods for which no, or limited, insurance coverage is maintained; higher than anticipated interest costs; energy disruptions, shortages or higher than anticipated energy costs; adverse litigation expenses or results; unanticipated work stoppages or increased labor costs; higher than anticipated merchandise or occupancy costs; the performance of the company’s strategic initiatives, including international expansion; the stability and capacity of the company’s information systems; and changes in foreign currency exchange rate.

Exhibit 99.1 to the company’s Form 10-Q for the fiscal quarter ended July 27, 2003 filed with the Securities and Exchange Commission sets forth a more detailed discussion of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and that discussion is incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

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Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

				Quarter Ended
	Quarter Ended October 26, 2003			October 27, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	$551.7	$-	$551.7	$511.8
Waldenbooks	161.5	-	161.5	164.6
International	94.7	-	94.7	73.4
Total sales	807.9	-	807.9	749.8
Other revenue (2)	8.8	-	8.8	6.9
Total revenue	816.7	-	816.7	756.7
Cost of goods sold, including occupancy costs	611.1	(0.1)	611.0	563.7
Gross margin	205.6	0.1	205.7	193.0
Selling, general and administrative expenses	201.0	-	201.0	189.3
Pre-opening expense	2.6	(0.3)	2.3	2.9
Asset impairments and other writedowns	-	(0.6)	(0.6)	-
Operating income	2.0	1.0	3.0	0.8
Interest expense	2.2	-	2.2	3.8
Income (loss) before income taxes	(0.2)	1.0	0.8	(3.0)
Income taxes	(0.1)	0.4	0.3	(1.2)
Net income (loss)	$(0.1)	$0.6	$0.5	$(1.8)

EPS	$-	$0.01	$0.01	$(0.02)
Weighted average common shares (in millions)	79.0	79.0	79.0	79.3

Comparable Store Sales
Borders	1.5%			0.6%
Waldenbooks	1.3%			(2.3)%

Sales and Earnings Summary (As a Percentage of Total Sales)

				Quarter Ended
	Quarter Ended October 26, 2003			October 27, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	68.3%	-%	68.3%	68.3%
Waldenbooks	20.0	-	20.0	21.9
International	11.7	-	11.7	9.8
Total sales	100.0	-	100.0	100.0
Other revenue (2)	1.1	-	1.1	0.9
Total revenue	101.1	-	101.1	100.9
Cost of goods sold, including occupancy costs	75.6	-	75.6	75.2
Gross margin	25.5	-	25.5	25.7
Selling, general and administrative expenses	24.9	-	24.9	25.2
Pre-opening expense	0.3	-	0.3	0.4
Asset impairments and other writedowns	-	(0.1)	(0.1)	-
Operating income	0.3	0.1	0.4	0.1
Interest expense	0.3	-	0.3	0.5
Income (loss) before income taxes	-	0.1	0.1	(0.4)
Income taxes	-	-	-	(0.2)
Net income (loss)	-%	0.1%	0.1%	(0.2)%

(1) Results from 2003 were impacted by a number of items, primarily consisting of an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Partially offsetting the reimbursement are store closure costs of certain under-performing stores. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
(2) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.
(3) GAAP Basis results were the same as Operating Basis results during this period.

Certain reclassifications have been made to prior periods to conform to current presentations.

Borders Group, Inc. Financial Statements
(dollars in millions, except per share amounts)

Sales and Earnings Summary

				Nine Months Ended
	Nine Months Ended October 26, 2003			October 27, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	$1,643.2	$-	$1,643.2	$1,559.9
Waldenbooks	480.5	-	480.5	502.9
International	262.5	-	262.5	202.3
Total sales	2,386.2	-	2,386.2	2,265.1
Other revenue (2)	22.5	-	22.5	20.1
Total revenue	2,408.7	-	2,408.7	2,285.2
Cost of goods sold, including occupancy costs	1,801.5	0.4	1,801.9	1,692.6
Inventory writedowns	-	0.5	0.5	-
Gross margin	607.2	(0.9)	606.3	592.6
Selling, general and administrative expenses	593.5	-	593.5	570.4
Pre-opening expense	5.8	(0.3)	5.5	4.7
Asset impairments and other writedowns	-	-	-	-
Operating income (loss)	7.9	(0.6)	7.3	17.5
Interest expense	7.0	-	7.0	8.7
Income (loss) before income taxes	0.9	(0.6)	0.3	8.8
Income taxes	0.3	(0.2)	0.1	3.3
Net income (loss)	$0.6	$(0.4)	$0.2	$5.5

EPS	$0.01	$(0.01)	$-	$0.07
Weighted average common shares (in millions)	78.8	78.8	78.8	82.6

Comparable Store Sales
Borders	(0.6)%			(0.3)%
Waldenbooks	(1.3)%			(1.0)%

Sales and Earnings Summary (As a Percentage of Total Sales)

				Nine Months Ended
	Nine Months Ended October 26, 2003			October 27, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (1)	(1)	Basis	Basis (3)

Borders	68.9%	-%	68.9%	68.9%
Waldenbooks	20.1	-	20.1	22.2
International	11.0	-	11.0	8.9
Total sales	100.0	-	100.0	100.0
Other revenue (2)	0.9	-	0.9	0.9
Total revenue	100.9	-	100.9	100.9
Cost of goods sold, including occupancy costs	75.5	-	75.5	74.7
Inventory writedowns	-	-	-	-
Gross margin	25.4	-	25.4	26.2
Selling, general and administrative expenses	24.9	-	24.9	25.2
Pre-opening expense	0.2	-	0.2	0.2
Asset impairments and other writedowns	-	-	-	-
Operating income (loss)	0.3	-	0.3	0.8
Interest expense	0.3	-	0.3	0.4
Income (loss) before income taxes	-	-	-	0.4
Income taxes	-	-	-	0.2
Net income (loss)	-%	-%	-%	0.2%

(1) Results from 2003 were impacted by a number of items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
(2) Other revenues include gross income received primarily from the Waldenbooks Preferred Reader membership program.
(3) GAAP Basis results were the same as Operating Basis results during this period.

Certain reclassifications have been made to prior periods to conform to current presentations.

Borders Group, Inc. Financial Statements
(dollars in millions)

Condensed Consolidated Balance Sheets

	October 26,	October 27,	January 26,
	2003	2002	2003
ASSETS
Cash and cash equivalents	$110.6	$68.3	$269.1
Inventory	1,478.0	1,437.6	1,183.3
Other current assets	72.9	72.2	88.9
Property and equipment, net	563.2	555.3	553.8
Other assets and deferred charges	86.1	107.5	76.6
Goodwill	99.7	93.7	96.5
Total assets	$2,410.5	$2,334.6	$2,268.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$136.9	$171.8	$112.7
Accounts payable	801.1	785.7	565.4
Other current liabilities	295.8	274.1	409.5
Long-term debt	50.7	50.0	50.0
Long-term capital lease and financing obligations	12.9	48.7	19.0
Other long-term liabilities	86.8	79.2	81.0
Total liabilities	1,384.2	1,409.5	1,237.6
Total stockholders' equity	1,026.3	925.1	1,030.6
Total liabilities & stockholders' equity	$2,410.5	$2,334.6	$2,268.2

Store Activity Summary

	Quarter Ended		Nine Months Ended
	October 26,	October 27,	October 26,	October 27,
	2003	2002	2003	2002
Borders Superstores
Beginning number of stores	420	376	404	363
Openings	16	15	32	28

Ending number of stores	436	391	436	391

Ending square footage (in millions)	11.1	10.1	11.1	10.1

Walden Bookstores
Beginning number of stores	759	811	778	827
Openings	-	3	4	3
Closings	(9)	(5)	(32)	(21)

Ending number of stores	750	809	750	809

Ending square footage (in millions)	3.0	3.2	3.0	3.2

Borders International Superstores
Beginning number of stores	35	23	30	22
Openings	2	6	7	7

Ending number of stores	37	29	37	29

Ending square footage (in millions)	1.0	0.7	1.0	0.7

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

				Quarter Ended
	Quarter Ended October 26, 2003			October 27, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (2)	(2)	Basis	Basis (3)
Borders
Sales	$551.7	$-	$551.7	$511.8
EBITDA (1)	28.1	1.5	29.6	28.3
Depreciation expense	17.7	-	17.7	16.6
Interest (income) expense	(0.1)	-	(0.1)	1.4
Income taxes	4.0	0.6	4.6	4.0
Net income	6.5	0.9	7.4	6.3
Net income per share	$0.08	$0.01	$0.09	$0.08

Waldenbooks
Sales	$161.5	$-	$161.5	$164.6
EBITDA (1)	(4.1)	(0.5)	(4.6)	(5.0)
Depreciation expense	4.0	-	4.0	4.5
Interest income	(9.7)	-	(9.7)	(8.2)
Income taxes	0.6	(0.2)	0.4	(0.5)
Net income (loss)	1.0	(0.3)	0.7	(0.8)
Net income (loss) per share	$0.01	$-	$0.01	$(0.01)

International
Sales	$94.7	$-	$94.7	$73.4
EBITDA (1)	3.9	-	3.9	1.3
Depreciation expense	3.0	-	3.0	2.3
Interest income	4.7	-	4.7	4.5
Income taxes	(1.7)	-	(1.7)	(1.9)
Net loss	(2.1)	-	(2.1)	(3.6)
Net loss per share	$(0.02)	$-	$(0.02)	$(0.04)

Corporate (4)
EBITDA (1)	$(1.2)	$-	$(1.2)	$(0.4)
Interest expense	7.3	-	7.3	6.1
Income taxes	(3.0)	-	(3.0)	(2.8)
Net loss	(5.5)	-	(5.5)	(3.7)
Net loss per share	$(0.07)	$-	$(0.07)	$(0.05)

Consolidated
Sales	$807.9	$-	$807.9	$749.8
EBITDA (1)	26.7	1.0	27.7	24.2
Depreciation expense	24.7	-	24.7	23.4
Interest expense	2.2	-	2.2	3.8
Income taxes	(0.1)	0.4	0.3	(1.2)
Net income (loss)	(0.1)	0.6	0.5	(1.8)
Net income (loss) per share	$-	$0.01	$0.01	$(0.02)

	(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.
	(2) Results from 2003 were impacted by a number of items, primarily consisting of an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Partially offsetting the reimbursement are store closure costs of certain under-performing stores. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
	(3) GAAP Basis results were the same as Operating Basis results during this period.
	(4) The Corporate segment includes unallocated interest expense, various corporate governance costs and corporate incentive costs.

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)

				Nine Months Ended
	Nine Months Ended Ended October 26, 2003			October 27, 2002
	Operating	Adjustments	GAAP	GAAP
	Basis (2)	(2)	Basis	Basis (3)
Borders
Sales	$1,643.2	$-	$1,643.2	$1,559.9
EBITDA (1)	86.9	1.1	88.0	98.9
Depreciation expense	52.4	-	52.4	49.2
Interest (income) expense	(1.4)	-	(1.4)	2.0
Income taxes	13.8	0.4	14.2	18.4
Net income	22.1	0.7	22.8	29.3
Net income per share	$0.28	$0.01	$0.29	$0.35

Waldenbooks
Sales	$480.5	$-	$480.5	$502.9
EBITDA (1)	(8.4)	(1.7)	(10.1)	(11.2)
Depreciation expense	12.1	-	12.1	13.6
Interest income	(28.3)	-	(28.3)	(24.6)
Income taxes	2.9	(0.6)	2.3	-
Net income (loss)	4.9	(1.1)	3.8	(0.2)
Net income (loss) per share	$0.06	$(0.02)	$0.04	$-

International
Sales	$262.5	$-	$262.5	$202.3
EBITDA (1)	6.1	-	6.1	(0.2)
Depreciation expense	8.8	-	8.8	6.9
Interest expense	14.0	-	14.0	12.5
Income taxes	(6.9)	-	(6.9)	(6.1)
Net loss	(9.8)	-	(9.8)	(13.5)
Net loss per share	$(0.12)	$-	$(0.12)	$(0.16)

Corporate (4)
EBITDA (1)	$(3.4)	$-	$(3.4)	$(0.3)
Interest expense	22.7	-	22.7	18.8
Income taxes	(9.5)	-	(9.5)	(9.0)
Net loss	(16.6)	-	(16.6)	(10.1)
Net loss per share	$(0.21)	$-	$(0.21)	$(0.12)

Consolidated
Sales	$2,386.2	$-	$2,386.2	$2,265.1
EBITDA (1)	81.2	(0.6)	80.6	87.2
Depreciation expense	73.3	-	73.3	69.7
Interest expense	7.0	-	7.0	8.7
Income taxes	0.3	(0.2)	0.1	3.3
Net income (loss)	0.6	(0.4)	0.2	5.5
Net income (loss) per share	$0.01	$(0.01)	$-	$0.07

	(1) EBITDA is operating income (loss) before depreciation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to operating income (loss) as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.
	(2) Results from 2003 were impacted by a number of items, primarily consisting of store closure costs of certain under-performing stores. Partially offsetting these costs is an insurance reimbursement related to the loss of the Borders store at the World Trade Center. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, Operating Basis data are presented excluding these items.
	(3) GAAP Basis results were the same as Operating Basis results during this period.
	(4) The Corporate segment includes unallocated interest expense, various corporate governance costs and corporate incentive costs.